Exhibit 99.1

Two Bethesda Metro Center
14th Floor
Bethesda, MD 20814
(301) 951-6122
(301) 654-6714 Fax
www.AmericanCapital.com

FOR IMMEDIATE RELEASE
July 30, 2013

CONTACT:
Investors - (301) 951-5917
Media - (301) 968-9400

AMERICAN CAPITAL REPORTS NET OPERATING INCOME BEFORE INCOME TAXES OF $65 MILLION, OR $0.21 PER DILUTED SHARE, AND NET EARNINGS OF $21 MILLION, OR $0.07 PER DILUTED SHARE

Bethesda, MD - July 30, 2013 - American Capital, Ltd. (“American Capital” or the “Company”) (Nasdaq: ACAS) announced net operating income (“NOI”) before income taxes for the quarter ended June 30, 2013 of $65 million, or $0.21 per diluted share. NOI after income taxes for the quarter ended June 30, 2013 was $49 million, or $0.16 per diluted share. Net earnings for the quarter ended June 30, 2013 were $21 million, or $0.07 per diluted share. As of June 30, 2013, net asset value (“NAV”) per share was $19.28, a $0.24, or 1% per share, increase from the March 31, 2013 NAV per share of $19.04, and a 16% increase from June 30, 2012 NAV per share.

Q2 2013 FINANCIAL SUMMARY

•	$19.28 NAV per share

✓	$0.24 per share, or 5% annualized increase over Q1 2013

✓	$2.66 per share, or 16% increase over Q2 2012

•	$0.21 NOI before income taxes per diluted share, or $65 million

✓	$0.08 per diluted share, or $32 million, decrease over Q2 2012

✓	$0.16 NOI after income taxes per diluted share, or $49 million

•	$0.07 net realized earnings per diluted share, or $22 million

✓	$0.03 per diluted share, or $10 million, increase over Q2 2012

•	$0.00 net unrealized depreciation per diluted share, or $1 million

✓	$0.67 per diluted share, or $226 million, decrease over Q2 2012

•	$0.07 net earnings per diluted share, or $21 million
✓ 1.5% annualized return on average shareholders' equity

✓	$0.64 per diluted share, or $216 million, decrease over Q2 2012

•	$150 million of cash proceeds from realizations

•	$50 million in new committed investments

•	$49 million of securitized debt repaid

✓	$16 million of securitized debt outstanding as of June 30, 2013

•	9.1 million shares repurchased, totaling $125 million

✓	$13.77 average price per share

✓	$0.17 accretive to June 30, 2013 NAV per share

✓	Per share impact equivalent to $49 MM of additional retained earnings

American Capital, Ltd.
July 30, 2013

“American Capital experienced a soft second quarter, due in part to depreciation in American Capital's investment in American Capital Asset Management, or ACAM, substantially due to a reduction in projected management fees from the two mortgage REITs that it manages,” said Malon Wilkus, Chairman and Chief Executive Officer. “Nonetheless, we continue our focus on growth of our book value with the result that we were able to produce $21 million of earnings and increase NAV per share by $0.24 to $19.28, a 16% increase over the past year.”

PORTFOLIO VALUATION
For the quarter ended June 30, 2013, net unrealized appreciation, before income taxes, totaled $1 million. The primary components of the net unrealized appreciation were:

•
$75 million unrealized depreciation in American Capital's investment in American Capital Asset Management, LLC, substantially due to a reduction in projected management fees from the two mortgage REITs that it manages;

•	$39 million of reversal of prior depreciation associated with net realized losses on portfolio investments;

•	$34 million net unrealized appreciation from American Capital's private finance portfolio, generally as a result of improved multiples;

•	$12 million net unrealized depreciation from structured products primarily due to decreasing spreads on underlying collateral; and

•	$12 million net unrealized appreciation in American Capital's investment in European Capital, including foreign currency appreciation as a result of a strengthening of the Euro.

✓	The Company's equity investment in European Capital was valued at $802 million as of June 30, 2013, or 78% of NAV, compared to $790 million as of March 31, 2013, or 85% of NAV.

PORTFOLIO LIQUIDITY, NEW COMMITTED INVESTMENTS AND LOAN PERFORMANCE
In the second quarter of 2013, $150 million of cash proceeds were received from realizations of portfolio investments, 4.8% higher than the prior quarter's fair value of these investments. American Capital made $50 million in new committed investments during the quarter. The weighted average effective interest rate on American Capital's debt investments as of June 30, 2013 was 10.4%, 20 basis points lower than the March 31, 2013 rate of 10.6%. Non-accruing loans at fair value increased $37 million from $208 million at the end of the first quarter to $245 million at June 30. This increase was driven principally by investments in three portfolio companies. Total loans on non-accrual were valued at 70.2% of cost at the end of the quarter, a 370 basis point increase from the prior quarter. This is an estimate of the amount the Company expects to recover on non-accruing loans. The estimated loss on total loans at cost increased 30 basis points from the prior quarter to 5.8%. In addition, 0.9% of total loans were realized during the quarter as a loss. Lastly, loans past due at cost decreased $63 million over the same period to $10 million at the end of Q2.

“We were very pleased with generating $150 million of realizations from portfolio exits, which were at values 4.8% above the fair market value of these investments at the end of the previous quarter, although we were disappointed that the quality and pricing of middle market investment opportunities limited our commitments to $50 million for the quarter,” said Gordon O'Brien, President, Specialty Finance and Operations. “Despite this, we are working on several attractive opportunities for new Operating Companies and add-on acquisitions. With our large portfolio of Operating Companies, our One-Stop Buyout® capability, our ability to make unitranche, second lien and mezzanine investments, we continue to have a competitive advantage when quality investment opportunities become available.”

STOCK REPURCHASE AND DIVIDEND PROGRAM
During the third quarter of 2011, American Capital's Board of Directors adopted a program that may provide for repurchases of shares or dividend payments through December 31, 2013. Under the program, American Capital will consider quarterly setting an amount to be utilized for stock repurchases or dividends.  Generally, the amount may be utilized for repurchases if the price of American Capital's common stock represents a discount to the NAV of its shares, and the amount may be utilized for the payment of cash dividends if the price of American Capital's common stock represents a premium to the NAV of its shares.

American Capital, Ltd.
July 30, 2013

“We have now completed two years of our Share Repurchase and Dividend Program, and have repurchased 70 million shares, or 20% of the Company's shares outstanding as of June 30, 2011, at an average price of $10.63 per share, totaling almost $750 million,” said John Erickson, Chief Financial Officer.  “Purchases to date have been $1.40 per share accretive to our NAV, which was $19.28 per share as of the end of the second quarter of 2013. In the second quarter, we repurchased 9 million shares for $125 million at an average price of $13.77 per share, producing $0.17 in accretion to NAV per share.”

In determining the quarterly amount for repurchases or dividends, the Company's Board will be guided by the Company's cumulative net cash provided by operating activities in the prior quarter and since the beginning of 2012, cumulative repurchases or dividends, cash on hand, debt service considerations, investment plans, forecasts of financial liquidity and economic conditions, operational issues and the then current trading price of American Capital stock.

The repurchase and dividend program may be suspended, terminated or modified at any time for any reason.  The program does not obligate American Capital to acquire any specific number of shares, and all repurchases will be made in accordance with SEC Rule 10b-18, which sets certain restrictions on the method, timing, price and volume of stock repurchases. During the second quarter of 2013, American Capital made open market purchases of 9.1 million shares, or $125 million, of American Capital common stock at an average price of $13.77 per share. Since the inception of the program, American Capital has made open market purchases of 70.4 million shares, or $748 million, of American Capital common stock at an average price of $10.63 per share. This represented 20% of shares outstanding immediately prior to the inception of the program in August 2011.

American Capital, Ltd.
July 30, 2013

AMERICAN CAPITAL, LTD.
CONSOLIDATED BALANCE SHEETS
As of June 30, 2013, December 31, 2012 and June 30, 2012
(in millions, except per share amounts)

	Q2	Q4	Q2 2013 Versus Q4 2012		Q2	Q2 2013 Versus Q2 2012
	2013	2012	$	%	2012	$	%
	(unaudited)				(unaudited)
Assets
Investments at fair value (cost of $5,563, $5,842 and $5,993, respectively)	$5,281	$5,265	$16	—%	$5,220	$61	1%
Cash and cash equivalents	307	331	(24)	(7%)	306	1	—%
Restricted cash and cash equivalents	106	140	(34)	(24%)	150	(44)	(29%)
Interest and dividend receivable	48	43	5	12%	22	26	118%
Deferred tax asset, net	443	455	(12)	(3%)	541	(98)	(18%)
Other	75	85	(10)	(12%)	86	(11)	(13%)
Total assets	$6,260	$6,319	$(59)	(1%)	$6,325	$(65)	(1%)

Liabilities and Shareholders' Equity
Debt	$614	$775	$(161)	(21%)	$941	$(327)	(35%)
Other	67	115	(48)	(42%)	104	(37)	(36%)
Total liabilities	681	890	(209)	(23%)	1,045	(364)	(35%)

Shareholders' equity
Undesignated preferred stock, $0.01 par value, 5.0 shares authorized, 0 issued and outstanding	—	—	—	—	—	—	—
Common stock, $0.01 par value, 1,000.0 shares authorized, 294.7, 310.1 and 324.4 issued and 289.4, 304.4 and 317.7 outstanding, respectively	3	3	—	—	3	—	—
Capital in excess of par value	6,566	6,783	(217)	(3%)	6,953	(387)	(6%)
Distributions in excess of net realized earnings	(815)	(875)	60	7%	(1,045)	230	22%
Net unrealized depreciation of investments	(175)	(482)	307	64%	(631)	456	72%
Total shareholders' equity	5,579	5,429	150	3%	5,280	299	6%
Total liabilities and shareholders' equity	$6,260	$6,319	$(59)	(1%)	$6,325	$(65)	(1%)

NAV per common share outstanding	$19.28	$17.84	$1.44	8%	$16.62	$2.66	16%

American Capital, Ltd.
July 30, 2013

AMERICAN CAPITAL, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
Three and Six Months Ended June 30, 2013 and 2012
(in millions, except per share data)
(unaudited)

			Three Months Ended				Six Months Ended
	Three Months Ended		June 30,		Six Months Ended		June 30,
	June 30,		2013 Versus 2012		June 30,		2013 Versus 2012
	2013	2012	$	%	2013	2012	$	%

OPERATING REVENUE
Interest and dividend income	$118	$151	$(33)	(22%)	$240	$287	$(47)	(16%)
Fee income	12	12	—	—	23	25	(2)	(8%)
Total operating revenue	130	163	(33)	(20%)	263	312	(49)	(16%)

OPERATING EXPENSES
Interest	11	16	(5)	(31%)	22	32	(10)	(31%)
Salaries, benefits and stock-based compensation	40	37	3	8%	81	74	7	9%
General and administrative	14	13	1	8%	27	28	(1)	(4%)
Total operating expenses	65	66	(1)	(2%)	130	134	(4)	(3%)

NET OPERATING INCOME BEFORE INCOME TAXES	65	97	(32)	(33%)	133	178	(45)	(25%)

Tax (provision) benefit	(16)	97	(113)	NM	(38)	65	(103)	NM
NET OPERATING INCOME	49	194	(145)	(75%)	95	243	(148)	(61%)

Net realized (loss) gain
Portfolio company investments	(35)	(163)	128	79%	(42)	(285)	243	85%
Foreign currency transactions	(1)	—	(1)	(100%)	(1)	1	(2)	NM
Derivative agreements	(3)	(71)	68	96%	(17)	(79)	62	78%
Tax benefit	12	52	(40)	(77%)	25	74	(49)	(66%)
Total net realized loss	(27)	(182)	155	85%	(35)	(289)	254	88%

NET REALIZED EARNINGS (LOSS)	22	12	10	83%	60	(46)	106	NM

Net unrealized (depreciation) appreciation
Portfolio company investments	(20)	247	(267)	NM	315	874	(559)	(64%)
Foreign currency translation	20	(76)	96	NM	(20)	(38)	18	47%
Derivative agreements	1	59	(58)	(98%)	14	53	(39)	(74%)
Tax provision	(2)	(5)	3	60%	(2)	(26)	24	92%
Total net unrealized (depreciation) appreciation	(1)	225	(226)	NM	307	863	(556)	(64%)

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS ("NET EARNINGS")	$21	$237	$(216)	(91%)	$367	$817	$(450)	(55%)

NET OPERATING INCOME PER COMMON SHARE
Basic	$0.16	$0.60	$(0.44)	(73%)	$0.32	$0.74	$(0.42)	(57%)
Diluted	$0.16	$0.58	$(0.42)	(72%)	$0.30	$0.72	$(0.42)	(58%)

NET REALIZED EARNINGS (LOSS) PER COMMON SHARE
Basic	$0.07	$0.04	$0.03	75%	$0.20	$(0.14)	$0.34	NM
Diluted	$0.07	$0.04	$0.03	75%	$0.19	$(0.14)	$0.33	NM

NET EARNINGS PER COMMON SHARE
Basic	$0.07	$0.73	$(0.66)	(90%)	$1.22	$2.49	$(1.27)	(51%)
Diluted	$0.07	$0.71	$(0.64)	(90%)	$1.17	$2.43	$(1.26)	(52%)

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING
Basic	297.5	324.5	(27.0)	(8%)	301.4	327.7	(26.3)	(8%)
Diluted	309.7	333.9	(24.2)	(7%)	313.8	336.8	(23.0)	(7%)
______________________________
NM = Not meaningful

American Capital, Ltd.
July 30, 2013

AMERICAN CAPITAL, LTD.
OTHER FINANCIAL INFORMATION
Three Months Ended June 30, 2013, March 31, 2013 and June 30, 2012
(in millions, except per share data)
(unaudited)

			Q2 2013 Versus Q1 2013			Q2 2013 Versus Q2 2012
	Q2 2013	Q1 2013	$	%	Q2 2012	$	%

Assets Under Management
American Capital Assets at Fair Value	$6,260	$6,403	$(143)	(2%)	$6,325	$(65)	(1%)
Externally Managed Assets at Fair Value(1)	112,828	105,222	7,606	7%	93,845	18,983	20%
Total	$119,088	$111,625	$7,463	7%	$100,170	$18,918	19%

Third-Party Earning Assets Under Management(2)	$14,929	$14,881	$48	—%	$10,991	$3,938	36%
Total Earning Assets Under Management(3)	$21,116	$21,208	$(92)	—%	$17,245	$3,871	22%

New Investments
Senior Debt	$28	$80	$(52)	(65%)	$43	$(15)	(35%)
Mezzanine Debt	—	—	—	—	29	(29)	(100%)
Preferred Equity	5	16	(11)	(69%)	—	5	100%
Common Equity	4	2	2	100%	30	(26)	(87%)
Equity Warrants	—	—	—	—	1	(1)	(100%)
Structured Products	13	—	13	100%	—	13	100%
Total by Security Type	$50	$98	$(48)	(49%)	$103	$(53)	(51%)

Financing for Sponsor Finance Investments	$2	$29	$(27)	(93%)	$22	$(20)	(91%)
American Capital One Stop Buyouts®	—	27	(27)	(100%)	—	—	—
Structured Products	13	—	13	100%	—	13	100%
Add-on Investment in American Capital Asset Management, LLC	12	—	12	100%	30	(18)	(60%)
Add-on Financing for Acquisitions	—	—	—	—	3	(3)	(100%)
Add-on Financing for Working Capital in Distressed Situations	5	3	2	67%	2	3	150%
Add-on Financing for Growth and Working Capital	6	3	3	100%	4	2	50%
Add-on Financing for Recapitalizations, not Including Distressed Investments	—	36	(36)	(100%)	42	(42)	(100%)
Add-on financing for purchase of debt of a portfolio company	12	—	12	100%	—	12	100%
Total by Use	$50	$98	$(48)	(49%)	$103	$(53)	(51%)

Realizations
Sale of Equity Investments	$18	$60	$(42)	(70%)	$42	$(24)	(57%)
Principal Prepayments	115	148	(33)	(22%)	223	(108)	(48%)
Payment of Accrued Payment-in-Kind Notes and Dividends and Accreted Original Issue Discounts	7	60	(53)	(88%)	56	(49)	(88%)
Scheduled Principal Amortization	10	9	1	11%	11	(1)	(9%)
Loan Syndications and Sales	—	4	(4)	(100%)	—	—	—
Total by Source	$150	$281	$(131)	(47%)	$332	$(182)	(55%)

American Capital One Stop Buyouts®	$85	$169	$(84)	(50%)	$214	$(129)	(60%)
Sponsor Finance Investments	44	86	(42)	(49%)	101	(57)	(56%)
Asset Management	3	8	(5)	(63%)	4	(1)	(25%)
Direct and Other	12	13	(1)	(8%)	6	6	100%
Structured Products	6	5	1	20%	7	(1)	(14%)
Total by Business Line	$150	$281	$(131)	(47%)	$332	$(182)	(55%)

Appreciation, Depreciation, Gain and Loss
Gross Realized Gain	$11	$31	$(20)	(65%)	$8	$3	38%
Gross Realized Loss	(46)	(38)	(8)	(21%)	(171)	125	73%
Portfolio Net Realized Loss	(35)	(7)	(28)	(400%)	(163)	128	79%
Foreign Currency Transactions	(1)	—	(1)	(100%)	—	(1)	(100%)
Derivative Agreements	(3)	(14)	11	79%	(71)	68	96%
Tax Benefit	12	13	(1)	(8%)	52	(40)	(77%)
Net Realized Loss	(27)	(8)	(19)	(238%)	(182)	155	85%

Gross Unrealized Appreciation of Private Finance Portfolio Investments	113	82	31	38%	133	(20)	(15%)

American Capital, Ltd.
July 30, 2013

Gross Unrealized Depreciation of Private Finance Portfolio Investments	(79)	(69)	(10)	(14%)	(53)	(26)	(49%)
Net Unrealized Appreciation of Private Finance Portfolio Investments	34	13	21	162%	80	(46)	(58%)
Net Unrealized Appreciation (Depreciation) of European Capital Investment	—	111	(111)	(100%)	(98)	98	100%
Net Unrealized (Depreciation) Appreciation of European Capital Foreign Currency Translation	(6)	17	(23)	NM	33	(39)	NM
Net Unrealized (Depreciation) Appreciation of American Capital Asset Management, LLC	(75)	214	(289)	NM	41	(116)	NM
Net Unrealized Appreciation of American Capital Mortgage Investment Corp.	—	—	—	—	5	(5)	(100%)
Net Unrealized (Depreciation) Appreciation of Structured Products	(12)	(8)	(4)	(50%)	4	(16)	NM
Reversal of Prior Period Net Unrealized Depreciation (Appreciation) Upon Realization	39	(12)	51	NM	182	(143)	(79%)
Net Unrealized (Depreciation) Appreciation of Portfolio Company Investments	(20)	335	(355)	NM	247	(267)	NM
Foreign Currency Translation - European Capital	18	(38)	56	NM	(73)	91	NM
Foreign Currency Translation - Other	2	(2)	4	NM	(3)	5	NM
Derivative Agreements	(2)	4	(6)	NM	4	(6)	NM
Reversal of Prior Period Net Unrealized Depreciation Upon Realization of Terminated Swaps	3	9	(6)	(67%)	55	(52)	NM
Tax Provision	(2)	—	(2)	(100%)	(5)	3	60%
Net Unrealized (Depreciation) Appreciation of Investments	(1)	308	(309)	NM	225	(226)	NM

Net Gains, Losses, Appreciation and Depreciation	$(28)	$300	$(328)	NM	$43	$(71)	NM

Other Financial Data
NAV per Share	$19.28	$19.04	$0.24	1%	$16.62	$2.66	16%
Debt at Cost	$614	$662	$(48)	(7%)	$941	$(327)	(35%)
Debt at Fair Value	$620	$674	$(54)	(8%)	$928	$(308)	(33%)
Market Capitalization	$3,667	$4,348	$(681)	(16%)	$3,196	$471	15%
Total Enterprise Value(4)	$3,974	$4,650	$(676)	(15%)	$3,831	$143	4%
Asset Coverage Ratio	1,009%	956%			661%
Debt to Equity Ratio	0.1x	0.1x			0.2x
Credit Quality
Weighted Average Effective Interest Rate on Debt Investments at Period End	10.4%	10.6%			11.0%
Loans on Non-Accrual at Cost	$349	$313	$36	12%	$402	$(53)	(13%)
Loans on Non-Accrual at Fair Value	$245	$208	$37	18%	$243	$2	1%
Non-Accrual Loans at Cost as a Percentage of Total Loans at Cost	19.5%	16.3%			18.8%
Non-Accrual Loans at Fair Value as a Percentage of Total Loans at Fair Value	14.2%	11.3%			12.3%
Non-Accruing Loans at Fair Value as a Percentage of Non-Accruing Loans at Cost	70.2%	66.5%			60.4%
Past Due Loans at Cost	$10	$73	$(63)	(86%)	$9	$1	11%
Debt to Equity Conversions at Cost	$—	$1	$(1)	(100%)	$38	$(38)	(100%)
Return on Average Equity
LTM Net Operating Income Return on Average Shareholders' Equity	4.5%	7.3%			11.4%
LTM Net Realized Earnings Return on Average Shareholders' Equity	4.2%	4.1%			4.0%
LTM Net Earnings Return on Average Shareholders' Equity	12.6%	16.8%			20.1%
Current Quarter Annualized Net Operating Income Return on Average Shareholders' Equity	3.5%	3.3%			15.0%
Current Quarter Annualized Net Realized Earnings Return on Average Shareholders' Equity	1.5%	2.8%			1.0%
Current Quarter Annualized Net Earnings Return on Average shareholders' Equity	1.5%	24.9%			18.3%
______________________________
NM = Not meaningful

(1) Includes total assets of American Capital Agency Corp., American Capital Mortgage Investment Corp., European Capital, American
Capital Equity I, American Capital Equity II, ACAS CLO 2007-1, ACAS CLO 2012-1 and ACAS CLO 2013-1, less American Capital's investment in the funds.

(2) Represents third-party earning assets under management from which the associated base management fees are calculated.
(3) Represents total assets of American Capital less American Capital's investment in the funds as well as third-party earning assets under management from which the associated base management fees are calculated.

(4) Enterprise value is calculated as debt at cost plus market capitalization less cash and cash equivalents on hand.

American Capital, Ltd.
July 30, 2013

	Static Pool (1)
Portfolio Statistics ($ in millions, unaudited) Aggregate	1997- 2002	2003	2004	2005	2006	2007	2008	2011	2012	2013	1997-2013 Static Pools Aggregate
IRR at Fair Value of All Investments(2)	9.1%	20.4%	13.1%	13.6%	10.7%	(2.6%)	9.0%	21.9%	8.9%	NM	9.1%
IRR of Exited Investments(3)	10.5%	19.4%	15.7%	21.6%	8.0%	(3.2%)	3.9%	29.4%	16.8%	NM	10.1%
IRR at Fair Value of Equity Investments Only(2)(4)(5)	10.5%	27.5%	24.8%	15.6%	14.9%	(6.4%)	20.4%	28.3%	(12.1%)	NM	12.8%
IRR of Exited Equity Investments Only(3)(4)(5)	17.5%	36.7%	45.8%	47.7%	11.7%	7.9%	35.8%	35.1%	N/A	N/A	26.1%
IRR at Fair Value of All One Stop Buyout® Investments(2)	6.7%	19.0%	14.9%	28.7%	13.2%	2.5%	16.0%	—%	3.4%	NM	13.9%
IRR at Fair Value of All One Stop Buyout® Equity Investments(2)(4)(5)	6.5%	24.8%	24.2%	40.5%	16.7%	(6.7%)	16.3%	—%	(12.1%)	NM	18.4%
IRR at Fair Value of Current One Stop Buyout® Investments(2)	(0.5%)	17.7%	1.9%	25.9%	12.7%	(0.9%)	16.1%	—%	3.4%	NM	11.8%
IRR of Exited One Stop Buyout® Investments(3)	7.8%	16.2%	21.4%	29.6%	10.9%	13.9%	13.9%	N/A	20.1%	NM	14.8%
Committed Investments(7)	$2,408	$1,437	$2,273	$4,961	$5,329	$7,513	$1,047	$143	$419	$71	$25,601
Total Exits and Prepayments of Committed Investments(7)	$2,204	$1,313	$2,084	$2,656	$4,417	$5,497	$516	$50	$83	$12	$18,832
Total Interest, Dividends and Fees Collected	$890	$466	$705	$1,333	$1,414	$1,433	$369	$22	$21	$1	$6,654
Total Net Realized (Loss) Gain on Investments	$(280)	$163	$15	$363	$(317)	$(1,169)	$(105)	$10	$2	$—	$(1,318)
Current Cost of Investments	$181	$107	$205	$2,029	$709	$1,614	$368	$52	$239	$59	$5,563
Current Fair Value of Investments	$89	$290	$106	$2,387	$820	$906	$348	$52	$227	$56	$5,281
Current Fair Value of Investments as a % of Total Investments at Fair Value	1.7%	5.5%	2.0%	45.2%	15.5%	17.1%	6.6%	1.0%	4.3%	1.1%	100.0%
Net Unrealized (Depreciation) Appreciation	$(92)	$183	$(99)	$358	$111	$(708)	$(20)	$—	$(12)	$(3)	$(282)
Non-Accruing Loans at Cost	$64	$—	$34	$38	$71	$99	$43	$—	$—	$—	$349
Non-Accruing Loans at Fair Value	$44	$—	$31	$25	$34	$72	$39	$—	$—	$—	$245
Equity Interest at Fair Value(4)	$—	$290	$45	$1,971	$436	$384	$113	$10	$73	$11	$3,333
Debt to Adjusted EBITDA(8)(9)(12)(13)(16)	11.5	N/A	6.7	1.8	4.5	5.3	6.1	5.1	4.7	6.5	3.9
Interest Coverage(10)(12)(13)(16)	1.5	N/A	1.5	0.7	4.5	1.9	2.3	2.1	4.4	2.4	2.0
Debt Service Coverage(11)(12)(13)(16)	1.5	N/A	1.4	0.5	2.5	1.6	2.1	1.6	3.7	2.2	1.4
Average Age of Companies(13)(16)	33 yrs	42 yrs	35 yrs	16 yrs	37 yrs	31 yrs	19 yrs	30 yrs	19 yrs	17 yrs	26 yrs
Diluted Ownership Percentage(4)(17)	85%	56%	92%	51%	49%	59%	62%	54%	90%	86%	54%
Average Revenue(13)(14)(16)	$46	$234	$40	$179	$152	$218	$84	$157	$207	$317	$175
Average Adjusted EBITDA(8)(13)(16)	$8	$53	$9	$89	$39	$33	$21	$34	$50	$42	$54
Total Revenue(13)(14)	$169	$1,345	$269	$1,234	$2,926	$3,471	$863	$193	$2,210	$1,273	$13,953
Total Adjusted EBITDA(8)(13)	$19	$205	$40	$308	$396	$423	$173	$42	$440	$180	$2,226
% of Senior Loans(12)(13)(15)	74%	—%	23%	37%	38%	65%	27%	—%	58%	100%	47%
% of Loans with Lien(12)(13)(15)	100%	—%	100%	87%	96%	92%	66%	—%	100%	100%	91%

Majority Owned Portfolio Companies (“MOPC”)(6)	1997-2013 Static Pools Aggregate
Total Number of MOPC	42
Total Revenue(14)	$3,576
Total Gross Profit(14)	$1,834
Total Adjusted EBITDA(8)	$761

Total Capital Expenditures(14)	$120
Total Current ACAS Investment in MOPC at Fair Value	$3,312
Total Current ACAS Investment in MOPC at Cost Basis	$2,936
Total Current ACAS Debt Investment in MOPC at Fair Value	$987
Total Current ACAS Debt Investment in MOPC at Cost Basis	$1,045
Diluted Ownership Percentage of ACAS in MOPC(17)	75%

Total Cash(18)	$226
Total Assets(18)	$4,543
Total Debt(18)	$3,735
Total Third-party Debt at Cost(18)	$2,277
Total Shareholders' Equity(18)(19)	$3,218
———————
NM = Not Meaningful

(1) Static pool classification is based on the year the initial investment was made. Subsequent add-on investments are included in the static pool year of the original investment. There were no investments made in 2009 and 2010 static pool years.

(2) Assumes investments are exited at current fair value.
(3) Includes fully exited investments of existing portfolio companies.
(4) Excludes investments in Structured Products.
(5) Excludes equity investments that are the result of conversions of debt and warrants received with the issuance of debt.
(6) MOPC investments represent portfolio company investments in which American Capital, or its affiliates, have a fully diluted ownership percentage of 50% or more or have over 50% board representation at the portfolio company. Includes American Capital Asset Management, LLC prior to the consolidation of collateralized loan obligations. Excludes our investment in European Capital.

(7) Represents committed investment amount at the time of origination.
(8) Adjusted EBITDA may reflect certain adjustments to the reported EBITDA of a portfolio company for non-recurring, unusual or infrequent items or other pro-forma items or events to normalize current earnings which a buyer may consider in a change in control transactions. These adjustments may be material and are highly subjective in nature. Portfolio company reported EBITDA is for the most recently available twelve months, or when appropriate, the forecasted twelve months or current annualized run-rate.

(9) Debt, which represents the debt and other liabilities senior to ACAS and the total of ACAS's debt in each portfolio company's debt capitalization, divided by Adjusted EBITDA. For portfolio companies with a nominal Adjusted EBITDA amount, the portfolio company's maximum debt leverage is limited to 15 times Adjusted EBITDA.

(10) Adjusted EBITDA divided by the total cash interest expense of the portfolio company during the most recent twelve month period, or when appropriate as a result of a new debt capital structure, the forecasted twelve months.

(11) Adjusted EBITDA divided by the total scheduled principal amortization and total cash interest expense of the portfolio company during the most recent twelve month period, or when appropriate, the forecasted twelve months.

(12) Excludes investments in which we own only equity.
(13) Excludes investments in Structured Products and managed funds.
(14) For the most recent twelve months, or when appropriate, the forecasted twelve months.
(15) As a percentage of our total debt investments.
(16) Weighted average based on fair value.
(17) Weighted average based on fair value of equity investments.
(18) As of the most recent month end available.
(19) Calculated as the estimated enterprise value of the MOPC less the cost basis of any outstanding debt of the MOPC.

American Capital, Ltd.
July 30, 2013

SHAREHOLDER CALL
American Capital invites shareholders, analysts and interested parties to attend the shareholder call on July 31, 2013 at 11:00 am ET. The shareholder call can be accessed through a live webcast, free of charge, at www.AmericanCapital.com or by dialing (888) 317-6016 (U.S. domestic) or (412) 317-6016 (international). All callers are asked to dial in 10-15 minutes prior to the call to register. Please advise the operator you are dialing in for the American Capital shareholder call. Callers who do not plan on asking a question and have access to the internet are asked to utilize the webcast.

A slide presentation will accompany the shareholder call and will be available at www.AmericanCapital.com. Select the Q2 2013 Earnings Presentation link to download and print the presentation in advance of the shareholder call.

An archived audio replay of the shareholder call combined with the slide presentation will be made available on our website after the call on July 31, 2013. In addition, there will be a phone recording available from 1:00 pm ET July 31, 2013 until 9:00 am ET August 14, 2013. If you are interested in hearing the recording of the presentation, please dial (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international). The access code for both domestic and international callers is 10031362.

ABOUT AMERICAN CAPITAL
American Capital is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate, energy & infrastructure and structured products. American Capital manages $21 billion of assets, including assets on its balance sheet and fee earning assets under management by affiliated managers, with $119 billion of total assets under management (including levered assets). Through an affiliate, American Capital manages publicly traded American Capital Agency Corp. (Nasdaq: AGNC) with approximately $10 billion of book value and American Capital Mortgage Investment Corp. (Nasdaq: MTGE) with approximately $1 billion of book value. From its eight offices in the U.S. and Europe, American Capital and its affiliate, European Capital, will consider investment opportunities from $10 million to $750 million. For further information, please refer to www.AmericanCapital.com.

ADDITIONAL INFORMATION
Persons considering an investment in American Capital should consider the investment objectives, risks and charges and expenses of the Company carefully before investing. Such information and other information about the Company is available in the Company's annual report on Form 10-K, quarterly reports on Form 10-Q and in the prospectuses the Company issues from time to time in connection with its offering of securities. Such materials are filed with the Securities and Exchange Commission ("SEC") and copies are available on the SEC's website, www.sec.gov. Prospective investors should read such materials carefully before investing. Performance data quoted above represents past performance of American Capital. Past performance does not guarantee future results and the investment return and principal value of an investment in American Capital will likely fluctuate. Consequently, an investor's shares, when sold, may be worth more or less than their original cost. Additionally, American Capital's current performance may be lower or higher than the performance data quoted above.

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, changes in regional, national or international economic conditions or changes in the conditions of the industries in which American Capital has made investments. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and the Company's subsequent periodic filings. Copies are available on the SEC's website at www.sec.gov. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. We disclaim any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.